UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 21, 2020
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CHURCHILL CAPITAL CORP III
(Exact name of registrant as specified in its charter)
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Delaware	001-39228	83-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 380-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one warrant	CCXX.U	New York Stock Exchange

Shares of Class A common stock	CCXX	New York Stock Exchange

Warrants	CCXX WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Effective April 21, 2020, the Board of Directors (the “Board”) of Churchill Capital Corp III (the “Company”) appointed Michael Eck and Bonnie Jonas as directors of the Company. Mr. Eck will serve as a Class II director of the Company, and Ms. Jonas will serve as a Class III director of the Company. Mr. Eck’s term will expire at the Company’s second annual meeting of stockholders following the Company’s initial public offering. Ms. Jonas’ term will expire at the Company’s third annual meeting of stockholders following the Company’s initial public offering.
Mr. Eck is a Managing Director at M. Klein and Company, a global strategic advisory firm.  He joined the firm as a Senior Advisor in January 2016, and from December 1, 2017 to December 31, 2018, served as the Interim Chief Executive Officer of The Johnson Controls Hall of Fame Village on behalf of M. Klein and Company.  Mr. Eck is currently an independent director and Chairman of Audit Committee of J. Jill, Inc. and was the Global Head of the Consumer and Retail Investment Banking Group at Morgan Stanley from 2008 until his retirement in 2014. Prior to that, Mr. Eck worked at Citigroup from 1993 to 2008, where he was the Global Head of the Consumer and Retail Banking Group, and at Credit Suisse First Boston from 1987 to 1993. From 2015 to April 2018 he served as an independent Board member and Chairman of the Audit Committee of Blue Buffalo Pet Products, Inc., a publicly-held leading natural pet food company, until Blue Buffalo Pet Products, Inc. was acquired by General Mills Inc. in April 2018. Mr. Eck is also the co-founder and co-chairman of the board of Steer for Student Athletes. In addition, he previously served as a Board member of USA Ultimate and as a member of the Senior Advisory Board of Shopkick. Mr. Eck received his Masters in Management from Northwestern University and his B.S. in Business from the McIntire School of Commerce at the University of Virginia.

Ms. Jonas is a co-founder of Pallas Global Group, LLC (“Pallas Global”), a company that provides independent monitoring and consulting services to corporations and organizations. Prior to co-founding Pallas Global, Ms. Jonas served for 18 years as an Assistant United States Attorney in the U.S. Attorney’s Office for the Southern District of New York (the “SDNY”).  Ms. Jonas’s most recent position with the SDNY was as Deputy Chief of the Criminal Division, from 2013 to 2016.  She also served as the SDNY’s Financial Fraud Coordinator for President Obama’s Financial Fraud Enforcement Task Force and as Co-Chief of the General Crimes Unit. Ms. Jonas was an attorney with the law firm Paul, Weiss, Rifkind, Wharton & Garrison LLP and a law clerk for the Honorable Reena Raggi of the U.S. District Court in the Eastern District of New York.  Earlier in her career, Ms. Jonas worked as a consultant at Peterson Consulting, where she evaluated settlement amounts in connection with pending asbestos litigation.  Ms. Jonas is a graduate of the Wharton School at the University of Pennsylvania and Columbia University School of Law.

In connection with their elections to the Board, Mr. Eck and Ms. Jonas will enter into indemnification agreements with the Company pursuant to which the Company will agree to indemnify them from certain liabilities that may arise by reason of their status as directors and advance certain expenses incurred by them. The form of indemnification agreement was filed as Exhibit 10.7 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2020. Mr. Eck and Ms. Jonas will also enter into  letter agreements among Churchill Sponsor III LLC and the Company’s officers and directors, and this agreement waives certain redemption rights and certain rights to liquidating distributions from the trust account. The form of letter agreement was filed as Exhibit 10.2 to the Registration Statement on Form S-1, filed with the SEC on January 29, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Churchill Capital Corp III

Date: April 21, 2020	By:	/s/ Jay Taragin
		Name:	Jay Taragin
		Title:	Chief Financial Officer